Exhibit 99.1

LevelBlox, Inc. Enters into Two Securities Purchase Agreements

SARASOTA, Fla.--(BUSINESS WIRE)--LevelBlox, Inc. (OTCQB: LVBX) (“LevelBlox”), a leading developer of Software Asset Management (“SAM”) applications and enterprise Blockchain platforms, announced today it has entered into two Securities Purchase Agreements with Mr. Simon Librati, CEO of The Liberty Fund - and BlueStar Capital – led by Mr. Roman Bruere. In addition, Mr. Librati will join the LevelBlox Advisory Board.

LevelBlox is developing a Blockchain-based SAM license reconciliation and audit solution on the Oracle Cloud Infrastructure platform, that establishes a validated trust relationship with software vendors and their customers that will help mitigate and eliminate the need for aggressive and litigious hard audits, significantly reducing or eliminating the cost of license audits, compliance, legal, double spending, and true-ups.

Gary Macleod, LevelBlox’s CEO, commented, “This funding represents the continued capitalization for LevelBlox to increase the development of our enterprise Blockchain platforms.” Mr. Macleod added, “As our development efforts ramp up, our footprint in the enterprise Blockchain sector is growing. Based on the successful completion of our Blockchain SAM framework, we are evaluating additional use-cases for our framework.”

About LevelBlox:

LevelBlox (OTCQB: LVBX) is a publicly traded enterprise software company. We are committed to Blockchain deployments for enterprise markets and serving the enterprise market to produce value by helping to make compelling software products to solve business problems. To learn more, visit http://levelblox.com/.